Exhibit 10.8(ii)i
CLEARWATER PAPER CORPORATION
PERFORMANCE SHARE AGREEMENT
    THIS PERFORMANCE SHARE AGREEMENT (this “Agreement”) is made and entered into as of [Grant Date] (the “Grant Date”), by and between Clearwater Paper Corporation, a Delaware corporation (the “Corporation”), and [Participant Name] (the “Employee”).
W I T N E S S E T H:
    WHEREAS, the Corporation maintains the Clearwater Paper Corporation 2017 Stock Incentive Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, and the Employee has been selected to receive a contingent grant of Performance Shares under Section 11 of the Plan;
    NOW, THEREFORE, for valuable consideration, the parties agree as follows:
1.Award. Subject to the terms of this Agreement, the Employee is hereby awarded a target contingent grant of [Number of Awards Granted] Performance Shares (the “Award”). The number of Shares actually payable to the Employee is contingent on the performance achieved by the Corporation measured in accordance with Section 3 during the Performance Period described in Section 4. This Award has been granted pursuant to the Plan and is subject to all the terms and provisions thereof, a copy of which has been made available to the Employee and the terms and conditions of which are incorporated by reference into this Agreement.
2.Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall have the meanings set forth in this Section 1. Capitalized terms not defined in this Agreement shall have the same definitions as in the Plan.
    (a)    “Cause” means the occurrence of any one or more of the following: (i) the Employee’s conviction of any felony or any crime involving fraud, dishonesty or moral turpitude; (ii) the Employee’s participation in a fraud or act of dishonesty against the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation that results in material harm to the business of the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation; (iii) the Employee’s intentional, material violation of any contract between the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation and the Employee, or any statutory duty the Employee owes the Corporation, its Affiliates or any successor to the Corporation, in either case that the Employee does not correct within 30 days after written notice thereof has been provided to the Employee, (iv) the commission of an act by the Employee that could (either alone or with other acts) be considered harassment or discrimination on the basis of gender, race, age, religion, sexual orientation or other protected category; or (v) the commission by the Employee of an alcohol or drug offense in violation of the Corporation’s, or a Subsidiary’s or an Affiliate’s Substance Abuse Policy for salaried employees.

    (b)    “Disability” means a condition pursuant to which the Employee has received and exhausted income replacement benefits under a short-term disability plan of the Corporation or a Subsidiary for the maximum time period permitted under such plan.
(c)    “Double Trigger Event” means the Employee’s Service with the Corporation or a Subsidiary or an Affiliate is involuntarily terminated without Cause or voluntarily terminated for Good Reason within one month prior to or 24 months following the effective date of a Change of Control.
    (d)    “Good Reason” means that one or more of the following are undertaken by the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation without the Employee’s written consent: (i) the assignment to the Employee of any duties or responsibilities that results in a material diminution in the Employee’s position or function as in effect immediately prior to the effective date of a Change of Control; provided, however, that a change in the Employee’s title or reporting relationships shall not provide the basis for a voluntary termination with Good Reason; (ii) a 10% or greater reduction, other than in connection with an across-the-board reduction applicable to other similarly situated employees , by the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation in the Employee’s base salary and/or target bonus, and/or target long-term incentive opportunity, all as in effect on the effective date of the Change of Control or as increased thereafter; (iii) any failure by the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation to continue in effect (or substantially replace in the aggregate) any material benefit plan or program in which the Employee was participating immediately prior to the effective date of the Change of Control (hereinafter referred to as “Benefit Plans”), or the taking of any action by the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation that would adversely affect the Employee’s participation in or reduce the Employee’s benefits under the Benefit Plan; provided, however, that no voluntary termination of Service with Good Reason shall be deemed to have occurred if the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation provide for the Employee’s participation in benefit plans and programs that, taken as a whole, are comparable to the Benefit Plans; (iv) a relocation of the Employee’s business office to a location more than 50 miles from the location at which the Employee performs duties as of the effective date of the Change of Control, except for required travel by the Employee on the Corporation’s, its Subsidiaries’ or Affiliates’ or any successor to the Corporation’s business; or (v) a material breach by the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation concerning the terms and conditions of the Employee’s employment.
    (e)    “Retirement” means the Employee’s termination of Service for any reason other than for Cause on or after the earlier of his or her (A) attainment of age 65 or (B) attainment of age 55 and completion of 10 years of Service.
    (f)    “Service” shall have the meaning given such term under the Plan, except that as used in this Agreement the term “Service” shall be limited to employment and shall exclude service performed as an Outside Director or as a Consultant.
3.Performance Measures. This Award is subject to the Performance Measures described in the attached Addendum.

4.Performance Period. Subject to Section 11 (which provides for a shortened Performance Period in the event of a Change of Control), the Performance Period is the period of three consecutive calendar years beginning on January 1st of the calendar year that includes the Grant Date and ending on December 31st of the third such calendar year, and represents the period during which the Corporation’s level of achievement under the Performance Measures will be determined.
5.Dividend Equivalents. During the Performance Period, dividend equivalents shall be converted into additional Performance Shares based on the closing price of the Corporation’s Common Stock on the New York Stock Exchange on the date such dividends are paid. Such additional Performance Shares shall vest or be forfeited in the same manner as the underlying Performance Shares to which they relate.
6.Settlement of Awards. The Corporation shall deliver to the Employee one or more Shares for each earned Performance Share (and, as applicable, for the accrued dividend equivalents) as determined in accordance with the provisions set forth in the Addendum and this Agreement. Any earned Performance Shares payable to the Employee (including Shares payable pursuant to Section 5) shall be paid solely in Shares. Any fractional Share will be rounded to the closest whole Share.
7.Time of Payment. Except for Shares that become payable pursuant to Section 11, the Shares issuable for the earned Performance Shares shall be delivered to the Employee (or, in the case of the Employee’s death before delivery, to the Employee’s beneficiary or representative) as soon as practicable after the end of the Performance Period as set forth in the Addendum, but in no event later than March 15 of the calendar year following the year in which the Performance Period ends. With respect to Shares that become payable pursuant to Section 11, such Shares shall be delivered to the Employee as soon as practicable after (but no later than the 15th day of the third calendar month after) the date on which the Double Trigger Event occurs; provided however, that if the Employee’s Service with the Corporation, a Subsidiary or an Affiliate is involuntarily terminated without Cause or voluntarily terminated for Good Reason on or prior to the date of the Change of Control to which the Double Trigger Event relates, then such Shares shall be delivered immediately prior to the consummation of such Change of Control.
8.Committee Discretion to Reduce Award. Notwithstanding any provision in this Agreement to the contrary, the Committee retains the right, at its sole and absolute discretion, to reduce or eliminate any Award that may become payable hereunder if the Committee determines that any one or more of the following conditions have occurred:
    (a)    The stockholder return to the Corporation’s stockholders has been insufficient;
    (b)    The stockholder return to the Corporation’s stockholders has been negative;
    (c)        The financial performance of the Corporation has been inadequate; or
    (d)        The operational performance of the Corporation has been inadequate.

In addition, the Committee may reduce or eliminate the Award granted hereby based on the Employee’s individual performance.
9.Retirement, Disability, or Death During the Performance Period. If the Employee’s Service terminates during the Performance Period because of the Employee’s Retirement, his or her Disability or his or her death, then the Employee (or, in the case of the Employee’s death, the Employee’s beneficiary or representative) shall be entitled to receive, upon settlement of his or her Award after the end of the Performance Period in accordance with Section 7 (subject to the other terms of this Agreement, including Section 8), a prorated number of Shares determined at the end of the Performance Period in accordance with the following equation: X = A * (Y/36); where
    X is the prorated number of Shares to be delivered upon settlement of the Award after the end of the Performance Period;
    A is the number of Shares that would have been delivered upon settlement of the Award at the end of the Performance Period had the Employee’s Service not terminated during the Performance Period; and
        Y is the number of full calendar months the Employee is employed during the Performance Period.
10.Termination of Service During the Performance Period. If the Employee’s Service terminates during the Performance Period for any reason other than as described in Section 9, the entire Award granted under this Agreement shall be automatically terminated as of the date of such termination of Service.
11.Change of Control.
        (a)    If a Double Trigger Event occurs during the original Performance Period specified under this Agreement, the Award will be deemed payable at the time prescribed by the second sentence of Section 7, with the number of Shares payable determined assuming that the Performance Period ends as of the date of the Change of Control and the Corporation achieves the “target” level of performance under the Performance Measures (for the avoidance of doubt, the number of Shares payable would be equal to the number of Performance Shares granted under this Award).
        (b)    If a Change of Control occurs during the original Performance Period specified under this Agreement but a Double Trigger Event does not occur, the Award will be payable following the end of the original Performance Period in accordance with the first sentence of Section 7, subject to the other terms of this Agreement including Sections 9 and 10 but not including Section 8. The number of Shares payable in such event (prior to any proration that may be required by Section 9) shall be determined in the same manner as prescribed by Section 11(a).

        (c)    Notwithstanding the foregoing provisions of this Section 11, in the event of a Corporate Transaction, this Agreement shall be subject to Section 12(c) of the Plan and the terms of the agreement relating to the Corporate Transaction, including as such agreement may be amended (the “Transaction Agreement”). For example, and without limiting the foregoing, if the Award is cancelled in exchange for a payment pursuant to the terms of the Transaction Agreement, the Employee shall not be entitled to any payment under this Section 11.
12.Prohibited Activities. Notwithstanding any provision in this Agreement to the contrary, if the Employee, directly or indirectly, engages in any “Prohibited Activity” (as defined below) without the Corporation’s prior written consent, then any portion of this Award that remains outstanding as of the date of such Prohibited Activity shall be immediately cancelled and forfeited. “Prohibited Activity” means any of the following activities engaged in, directly or indirectly, by the Employee during the time the Employee is employed by the Corporation or any of its Affiliates (collectively, “Clearwater Paper”) or during the Performance Period, in each case as determined by the Committee in its sole discretion:
(a)     The Employee engages in, whether as an owner, consultant, employee or otherwise, activities competitive with that of Clearwater Paper in any state, province or like geography where Clearwater Paper does business;
(b)     Other than on behalf of Clearwater Paper, the Employee solicits for employment, offers or causes to be offered employment, either on a full-time, part-time or consulting basis, to any person who is employed by Clearwater Paper and with whom the Employee had regular contact during the course of his or her employment by Clearwater Paper; or
(c)     The Employee breaches any of the Employee’s obligations under any confidentiality or nondisclosure agreement with Clearwater Paper.
13.Available Shares. The Corporation agrees that it will at all times during the term of this Agreement reserve and keep available sufficient authorized but unissued or reacquired Shares to satisfy the requirements of this Agreement.
14.Applicable Taxes. In the event the Corporation determines that it is required to withhold state or federal income taxes, social security taxes or any other applicable taxes as a result of the payment of the Shares, the Corporation will satisfy such withholding requirements by withholding of Shares otherwise payable upon the settlement of the Award, which Shares will have a Fair Market Value (determined as of the date when taxes would otherwise be withheld in cash) not in excess of the amount necessary to satisfy the maximum statutory tax rates in the Employee’s applicable jurisdictions.
15.Relationship to Other Benefits. Performance Shares shall not be taken into account in determining any benefits under any pension, savings, disability, severance, group insurance or any other pay-related plan of the Corporation or its Subsidiaries or Affiliates.

16.Stockholder Rights. Neither the Employee nor the Employee’s beneficiary or representative shall have any rights as a stockholder with respect to any Shares subject to this Agreement until such Shares shall have been issued to the Employee or the Employee’s beneficiary or representative.
17.Transfers, Assignments, Pledges. Except as otherwise provided in this Agreement, the rights and privileges conferred by this Agreement shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Award, or of any right or privilege conferred by this Agreement, contrary to the provisions of this Section 17, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred by this Agreement, the Award and the rights and privileges conferred by this Agreement shall immediately become null and void. However, this Section 17 shall not preclude: (i) an Employee from designating a beneficiary to succeed, after the Employee’s death, to any rights of the Employee or benefits distributable to the Employee under this Agreement not distributed at the time of the Employee’s death; or (ii) a transfer of any Award hereunder by will or the laws of descent or distribution. In that regard, any such rights shall be exercisable by the Employee’s beneficiary, and such benefits shall be distributed to the beneficiary, in accordance with the provisions of this Agreement and the Plan. The beneficiary shall be the named beneficiary or beneficiaries designated by the Employee in writing filed with the Corporation in such form and at such time as the Corporation shall require. If a deceased Employee has not designated a beneficiary, or if the designated beneficiary does not survive the Employee, any benefits distributable to the Employee shall be distributed to the legal representative of the estate of the Employee. If a deceased Employee has designated a beneficiary and the designated beneficiary survives the Employee but dies before the complete distribution of benefits to the designated beneficiary under this Agreement, then any benefits distributable to the designated beneficiary shall be distributed to the legal representative of the estate of the designated beneficiary.
18.No Employment Rights. Nothing in this Agreement shall be construed as giving the Employee the right to be retained as an employee or as impairing the rights of the Corporation or a Subsidiary or an Affiliate to terminate his or her employment at any time, with or without cause.
19.Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of this Agreement by the Committee and any decision made by it with respect to this Agreement is final and binding.
20.Interpretation/Applicable Law. This Agreement shall be interpreted and construed in a manner consistent with the terms of the Plan and in accordance with the laws of the State of Delaware (without regard to choice of law principles). If there is any discrepancy between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall control.
21.Term of the Agreement. The term of this Agreement shall end upon the earlier of (i) the delivery of all of the Shares or other consideration to be issued in exchange for Performance Shares (and accrued dividend equivalents) or (ii) upon the termination of the Employee’s Service for any reason other than Retirement, or the Employee’s Disability or death.
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    IN WITNESS WHEREOF, each party has or has caused this Agreement to be executed as of the respective date set forth below.

                        CORPORATION:

                        Clearwater Paper Corporation,
                        a Delaware corporation

[ ]
Senior Vice President, Human Resources

Date: [Grant Date]

Acknowledged and agreed as of the Grant Date:

Printed Name: [Participant Name]

Date: [Acceptance Date]

NOTE: GRANT WILL BE ACCEPTED ELECTRONICALLY